Exhibit 99.1

MBIA Inc. Reports Third Quarter 2013 Financial Results

ARMONK, N.Y.--(BUSINESS WIRE)--November 12, 2013--MBIA Inc. (NYSE: MBI) (the Company) today reported Adjusted Book Value (ABV) per share (a non-GAAP measure defined in the attached Explanation of Non-GAAP Financial Measures) of $28.68 per share at September 30, 2013 compared with $30.68 per share at December 31, 2012. Book Value (BV) per share was $16.54 as of September 30, 2013, compared to $16.22 as of December 31, 2012.

MBIA Inc.’s adjusted pre-tax loss (a non-GAAP measure defined in the attached Explanation of Non-GAAP Financial Measures) for the third quarter of 2013 was $188 million compared with an adjusted pre-tax loss of $118 million for the third quarter of 2012. The greater adjusted pre-tax loss for the three months ended September 30, 2013 compared to the same period of 2012 was driven primarily by decreases in premiums earned and net investment income, an increase in impairments on insured credit derivatives, loss and loss adjustment expenses (LAE) related to a gaming revenue transaction, and an impairment charge on the Company’s headquarters building, partially offset by decreases in other insurance losses and LAE. ABV and adjusted pre-tax income (loss) provide investors with alternative views of the Company’s operating results that management finds useful in measuring financial performance. Reconciliations of ABV to BV calculated in accordance with GAAP and adjusted pre-tax income (loss) to pre-tax income (loss) calculated in accordance with GAAP are attached.

The Company recorded consolidated net income of $132 million, or $0.67 per diluted share, for the third quarter of 2013 compared with consolidated net income of $7 million, or $0.04 per diluted share, for the third quarter of 2012. Consolidated total revenues for the three months ended September 30, 2013 included $257 million of net gains on the fair value of insured derivatives compared with $21 million of net losses for the same period of 2012. The net gains on the fair value of insured derivatives in 2013 were principally the result of the effects of improvements in the value of underlying reference obligations and shorter transaction lives combined with the effects of an unfavorable change in the market’s perception of MBIA Insurance Corporation’s (MBIA Corp.’s) nonperformance risk on its insured credit derivatives. The net losses on the fair value of insured derivatives in 2012 were principally due to the effects of unfavorable changes in spreads and pricing of underlying reference obligations and erosion of subordination, partially offset by the effects of unfavorable changes in the market perception of MBIA Corp.’s nonperformance risk on its insured credit derivatives. The Company is required to adjust the values of its insured credit derivatives for the market's perception of its nonperformance risk. A decrease in the value of the insured credit derivatives attributable to an increase in nonperformance risk is reflected as an unrealized gain, while an increase in the value of the insured credit derivatives attributable to a decline in nonperformance risk is reflected as an unrealized loss in the income statement. Consolidated total expenses for the three months ended September 30, 2013 included $98 million of net insurance loss and loss adjustment expenses compared with $171 million for the same period of 2012. The decrease in net insurance loss and loss adjustment expenses in 2013 when compared to 2012 was principally the result of lower increases in expected payments related to CMBS and first-lien RMBS transactions, partially offset by an increase in losses related to a gaming revenue transaction.

“Our third quarter financial results were disappointing,” said MBIA Inc. President and Chief Financial Officer Chuck Chaplin. “We recorded increased losses on our insured CMBS exposures and took a partial write-down against our insured second lien RMBS loss recoverable. We also had some large expenses, including a $29 million impairment to the value of our headquarters property, a $44 million loss related to a salvage asset that we settled by receiving a marketable security and $14 million in expenses related to a reduction in our workforce. On the revenue side, we saw a slowdown in our always unpredictable refunding premiums earned as interest rates spiked.”

“However, after years of high loss activity and litigation we’re getting much closer to resuming more normal operations,” Mr. Chaplin continued. “We’ve begun to reposition National’s investment portfolio from its nearly 40 percent cash position at June 30, and we continue to make good progress in our discussions with the rating agencies regarding National’s rating. Early in the fourth quarter, National paid its first dividend to MBIA Inc. of $214 million. Over the next few months, we anticipate the beginning of a new period of growth and stability for our shareholders.”

Year-to-Date Results

The Company’s consolidated adjusted pre-tax loss for the nine months ended September 30, 2013 was $368 million compared with an adjusted pre-tax loss of $818 million in the comparable period of 2012. The reduction in the adjusted pre-tax loss for the nine months ended September 30, 2013 was primarily due to a decrease in insurance losses and LAE, the absence of net investment losses related to other-than-temporary impairments, net gains from the sale of investments and a decrease in interest expense. These changes were partially offset by lower premiums earned and lower net investment income.

The Company recorded consolidated net income of $118 million, or $0.60 per diluted common share for the nine months ended September 30, 2013, compared with consolidated net income of $598 million, or $3.07 per diluted common share, for the same period of 2012. Consolidated total revenues for the nine months ended September 30, 2013 included $14 million of net gains on the fair value of insured derivatives compared with $1.1 billion of net gains for the same period of 2012. The net gains on the fair value of insured derivatives in 2013 were principally the result of commuting insured credit derivatives at prices below their fair values and changes in the weighted average life on transactions, partially offset by the effects of favorable changes in the market’s perception of MBIA Corp.’s nonperformance risk on its insured credit derivatives. The net gains on the fair value of insured derivatives in 2012 were principally the result of commuting insured credit derivatives at prices below their fair values and the effects of an unfavorable change in the market’s perception of MBIA’s Corp.’s nonperformance risk on its insured credit derivatives. Consolidated total expenses for the nine months ended September 30, 2013 included $92 million of net insurance loss and loss adjustment expenses compared with $330 million for the same period of 2012. The decrease in net insurance loss and loss adjustment expenses in 2013 when compared to 2012 was principally related to decreases in actual and expected payments related to insured second-lien and first-lien RMBS transactions, partially offset by an increase in losses related to an international road transaction and certain U.S. public finance transactions. In addition, consolidated total expenses for the three and nine months ended September 30, 2013 included operating expenses of approximately $2 million and $89 million, respectively, related to settlement, consulting and legal expenses associated with the resolution of litigation matters with Bank of America, Société Générale and Flagstar Bank.

U.S. Public Finance Insurance Results

The Company’s U.S. public finance insurance business is primarily conducted through its National Public Finance Guarantee Corporation (National) subsidiary. The U.S. public finance insurance segment recorded $6 million of pre-tax income in the third quarter of 2013 compared with $164 million of pre-tax income in the third quarter of 2012. The decline in pre-tax income in the third quarter of 2013 compared with the same period of 2012 was driven by a decline in total premiums earned due to lower market refunding activity, lower net investment income due to lower average yields on the investment portfolio following the repayment of the secured loan that National had extended to MBIA Corp., an impairment charge in the third quarter of 2013 related to the Company’s headquarters facility, and a loss related to the difference in the value of the salvage receivable recorded and the fair market value of the marketable securities received in connection with the restructuring of a remedial credit related to a gaming revenue transaction.

Structured Finance and International Insurance Results

The structured finance and international insurance business is primarily conducted through MBIA Corp. and its subsidiaries.

The structured finance and international insurance segment had an adjusted pre-tax loss of $167 million for the third quarter of 2013 compared with an adjusted pre-tax loss of $224 million for the third quarter of 2012. The adjusted pre-tax loss declined principally due to lower losses on insured exposures and lower interest expense resulting from the repayment in full of the National Secured Loan in May of 2013.

The structured finance and international insurance segment had pre-tax income (calculated in accordance with GAAP) of $196 million in the third quarter of 2013, compared with a pre-tax loss of $164 million in the third quarter of 2012. Pre-tax income improved primarily due to net gains on the fair value of insured derivatives in the third quarter of 2013 compared with net losses for the same period of 2012, decreases in financial guarantee insurance losses and the absence of interest expense on the National Secured Loan, which was repaid in full in May of 2013.

The following is a summary of MBIA Corp.’s insured portfolio economic loss (a non-GAAP measure defined in the attached Explanation of Non-GAAP Financial Measures) activity in the third quarter:

3Q 2013 Economic Loss (Benefit) Activity

($ in millions)	Second-Lien RMBS	First-Lien RMBS	ABS CDO	CMBS	Other	Total
Change in Expected Payments	$(8)	$14	$(10)	$90	$7	$93
Change in Expected Salvage	61	(6)	(2)	8	9	70
Total Economic Losses (Benefit)	$53	$8	$(12)	$98	$16	$163

Losses, credit impairments and loss-related expenses on insured exposures totaled $163 million in the third quarter of 2013, compared with $252 million in the third quarter of 2012.

As of September 30, 2013, MBIA Corp.’s statutory balance sheet reflected $611 million in cash and invested assets. Cash, short-term investments and other highly liquid investments available to meet liquidity demands, excluding amounts held by subsidiaries, totaled $97 million. The Company believes MBIA Corp.’s current liquidity position, together with future cash inflows and amounts available under its loan agreement with Blue Ridge Investments, L.L.C., a subsidiary of Bank of America, is adequate to make expected future claim payments. As of September 30, 2013, there was a $50 million outstanding balance under the loan agreement.

MBIA Corp. had statutory capital of $1.0 billion and claims-paying resources totaling $3.5 billion at September 30, 2013.

Advisory Services

The Company’s Advisory Services business is primarily conducted in its Cutwater Asset Management and Trifinium Advisors (UK) Limited subsidiaries. The Advisory Services segment recorded a pre-tax loss of $8 million in the third quarter of 2013 compared with a pre-tax loss of $2 million in the third quarter of 2012. The larger pre-tax loss in the third quarter of 2013 compared with the same period of 2012 was driven by lower fees due to declines in assets under management and increases in legal costs, compensation expense and consulting fees.

MBIA Inc. Holding Company

MBIA Inc. contains the Corporate segment and Wind-down Operations. General corporate activities are conducted through the Corporate segment. The Company’s corporate operations primarily consist of holding company activities, including its service company, Optinuity Alliance Resources Corporation. The Company’s Wind-down Operations comprise its ALM and Conduit segments, both of which are in run-off.

The Corporate segment recorded pre-tax income of $36 million in the third quarter of 2013 compared with pre-tax income of $22 million in the third quarter of 2012. The increase in the Corporate segment's pre-tax income was primarily driven by decreases in the fair value of outstanding warrants issued on MBIA Inc. common stock, partially offset by a reduction in fees from affiliates. The fees for affiliate services may vary significantly from period to period.

The Company’s Wind-down Operations recorded a pre-tax loss of $54 million in the third quarter of 2013 compared with a pre-tax loss of $77 million in the third quarter of 2012. The favorable change in the pre-tax loss in the third quarter of 2013 compared with the third quarter of 2012 was driven by lower operating expenses of consolidated VIEs, lower net losses on financial instruments at fair value and foreign exchange and net gains on the extinguishment of debt in 2013. The lower operating expenses of consolidated VIEs resulted from lower fees paid to the Corporate segment. The lower net losses on financial instruments at fair value and foreign exchange resulted from derivative gains in 2013 compared with losses in 2012 and losses on the change in market value of investments in 2012, partially offset by a decline in gains related to the sale of investments and higher foreign exchange losses. These positive changes were partially offset by the absence of net gains on the extinguishment of VIE debt in the third quarter of 2013, compared with $16 million of such gains in the third quarter of 2012.

As of September 30, 2013, MBIA Inc. had liquidity of $282 million comprising cash and liquid assets of $228 million held in the Corporate segment available for general corporate liquidity purposes, excluding the amounts held in escrow under its tax sharing agreement, and $54 million not pledged directly as collateral held in the asset/liability products segment. MBIA Inc. seeks to maintain sufficient liquidity and capital resources to meet its general corporate needs as well as the needs of the asset/liability products operations.

After the end of the third quarter, National declared and paid a dividend of $214 million to its ultimate parent, MBIA Inc.

On November 11, 2013 Kewsong Lee resigned from the Board of Directors of MBIA Inc. Mr. Lee was elected to the Board of Directors in January 2008. Mr. Lee was nominated by Warburg Pincus Private Equity X, L.P. (Warburg Pincus) to be elected to the Board of Directors pursuant to the amended and restated Investment Agreement dated as of February 6, 2008 between MBIA Inc. and Warburg Pincus. Under the Investment Agreement, David A. Coulter, Warburg Pincus’s remaining member of the Board of Directors, has the right to designate Mr. Lee’s replacement on the Board of Directors, and the Board of Directors is required to use its reasonable best efforts to take all action required to fill the vacancy resulting from Mr. Lee’s resignation with Mr. Coulter’s designee.

Conference Call

The Company will host a webcast and conference call for investors tomorrow, Wednesday, November 13, 2013 at 8:00 AM (EST) to discuss its third quarter 2013 financial results and other matters relating to the Company. The webcast and conference call will consist of brief remarks followed by a question and answer session.

The dial-in number for the call is (877) 694-4769 in the U.S. and (404) 665-9935 from outside the U.S. The conference call code is 87748641. A live webcast of the conference call will also be accessible on www.mbia.com.

A replay of the call will be available approximately two hours after the completion of the call on November 13 until 11:59 p.m. on November 27 by dialing (800) 585-8367 in the U.S. or (404) 537-3406 from outside the U.S. The replay call code is also 87748641. In addition, a recording of the call will be available on the Company's website approximately two hours after the completion of the call.

Forward-Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience severe losses or liquidity needs due to increased deterioration in its insurance portfolios and in particular, due to the performance of insured credit default swaps that are backed by or reference CMBS pools and CRE CDOs, insured RMBS transactions, and insured ABS CDOs, uncertainty regarding whether the Company will realize, or will be delayed in realizing, insurance loss recoveries expected in disputes with sellers/servicers of RMBS transactions at the levels recorded in its financial statements, the failure to implement our risk reduction and liquidity strategies because of an inability to draw on expected liquidity sources or obtain regulatory approvals, the possibility that loss reserve estimates are not adequate to cover potential claims, the Company’s ability to access capital and the Company’s exposure to significant fluctuations in liquidity and asset values within the global credit markets, in particular in the ALM business, the Company’s ability to fully implement its strategic plan, including its ability to achieve high stable ratings for National or any other insurance subsidiaries, and the Company’s ability to commute certain of its insured exposures, including as a result of limited available liquidity, the possibility that severe fiscal stress will result in credit losses or impairments on obligations of state and local governments that we insure and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, as well as related reinsurance, advisory and portfolio services, for the public and structured finance markets, and asset management advisory services. The Company services its clients around the globe with offices in New York, Denver, San Francisco, Paris, London, Madrid and Mexico City. Please visit MBIA's website at www.mbia.com.

Explanation of Non-GAAP Financial Measures

The following are explanations of why the Company believes that the non-GAAP financial measures used in this press release, which serve to supplement GAAP information, are meaningful to investors.

Adjusted Book Value: Adjusted Book Value (ABV), a non-GAAP measure, is used by the Company to supplement its analysis of GAAP book value. The Company uses ABV as a measure of fundamental value and considers the change in ABV an important measure of periodic financial performance. ABV adjusts GAAP book value to remove the impact of certain items which the Company believes will reverse over time, as well as to add in the impact of certain items which the Company believes will be realized in GAAP book value in future periods. The Company has limited such adjustments to those items that it deems to be important to fundamental value and performance and which the likelihood and amount can be reasonably estimated. ABV assumes no new business activity. The Company has presented ABV to allow investors and analysts to evaluate the Company using the same measure that MBIA’s management regularly uses to measure financial performance. ABV is not a substitute for and should not be viewed in isolation from GAAP book value.

ABV is calculated on a consolidated basis and a segment basis. ABV by segment provides information about each segment’s contribution to consolidated ABV and is calculated using the same formula. ABV per share represents that amount of ABV allocated to each common share outstanding at the measurement date.

Adjusted Pre-tax Income (Loss): Adjusted pre-tax income (loss), a non-GAAP measure, is used by the Company to supplement its analysis of GAAP pre-tax income (loss). The Company uses adjusted pre-tax income (loss) as a measure of fundamental periodic financial performance. Adjusted pre-tax income (loss) adjusts GAAP pre-tax income (loss) to remove the effects of consolidating insured VIEs and gains and losses related to fair valuing insured credit derivatives, which the Company believes will reverse over time, and adds in changes in the present value of insurance claims the Company expects to pay on insured credit derivatives based on its ongoing insurance loss monitoring and loss adjustment expenses. Adjusted pre-tax income (loss) is not a substitute for and should not be viewed in isolation from GAAP pre-tax income (loss) and the Company’s definition of adjusted pre-tax income (loss) may differ from that used by other companies.

Claims-paying Resources (CPR): CPR is a key measure of the resources available to National and MBIA Corp. to pay claims under their respective insurance policies. CPR consists of total financial resources and reserves calculated on a statutory basis. CPR has been a common measure used by financial guarantee insurance companies to report and compare resources and continues to be used by MBIA’s management to evaluate changes in such resources. The Company has provided CPR to allow investors and analysts to evaluate National and MBIA Corp. using the same measure that MBIA’s management uses to evaluate their resources to pay claims under their respective insurance policies. There is no directly comparable GAAP measure.

Credit Impairments on Insured Derivatives: Credit impairments on insured derivatives represent actual net payments for the period plus the present value of the Company’s estimate of expected future net claim payments for such transactions, using a discount rate required by statutory accounting principles, plus loss adjustment expenses. Since the Company’s insured credit derivatives have similar terms, conditions, risks, and economic profiles to its financial guarantee insurance policies, the Company evaluates them for impairment periodically in the same way that it estimates loss and loss adjustment expenses for its financial guarantee insurance policies. Credit impairments on insured derivatives are equal to the Company’s statutory losses and loss adjustment expenses for such contracts.

Credit impairments on insured derivatives may differ from the fair values recorded in the Company’s financial statements. The Company expects that the majority of its exposure written in derivative form will not be settled at fair value. The fair value of an insured derivative contract will be influenced by a variety of market and transaction-specific factors that may be unrelated to potential future claim payments. In the absence of credit impairments or the termination of derivatives at losses, the cumulative unrealized losses recorded from fair valuing insured derivatives should reverse before or at the maturity of the contracts. Contracts also may be settled prior to maturity at amounts that may be more or less than their recorded fair values. Those settlements can result in realized gains or losses, and the reversal of unrealized losses. For these reasons, the Company believes its disclosure of credit impairments on insured derivatives provides additional meaningful information to investors about potential realized losses on these contracts.

Economic Losses: Economic losses for a reporting period represent the change in the discounted values of net payments without regard to the manner in which they are presented in the Company’s financial statements. Economic losses are calculated in accordance with GAAP, with the exception of those related to insured credit derivative impairments. The amounts reported for insured credit derivative impairments are calculated in accordance with U.S. STAT because GAAP does not contain a comparable measurement basis for these contracts. Losses and recoverables on VIEs that are eliminated in consolidation are included because the consolidation of these VIEs does not impact whether or not the Company will be required to make payments under insurance contracts. As a result of the different accounting bases of amounts, the total economic losses represent a non-GAAP measure.

MBIA INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
(In millions except share and per share amounts)

	September 30, 2013	December 31, 2012
Assets
Investments:
Fixed-maturity securities held as available-for-sale, at fair value (amortized cost $4,516 and $4,347)	$4,505	$4,485
Fixed-maturity securities at fair value	249	244
Investments pledged as collateral, at fair value (amortized cost $407 and $489)	347	443
Short-term investments held as available-for-sale, at fair value (amortized cost $1,377 and $662)	1,378	669
Other investments (includes investments at fair value of $10 and $12)	16	21
Total investments	6,495	5,862

Cash and cash equivalents	1,057	814
Premiums receivable	1,085	1,228
Deferred acquisition costs	270	302
Insurance loss recoverable	742	3,648
Property and equipment, at cost (less accumulated depreciation of $87 and $146)	37	69
Deferred income taxes, net	1,243	1,199
Other assets	247	268
Assets of consolidated variable interest entities:
Cash	46	176
Investments held-to-maturity, at amortized cost (fair value $2,566 and $2,674)	2,809	2,829
Investments held as available-for-sale, at fair value (amortized cost $156 and $637)	156	625
Fixed-maturity securities at fair value	626	1,735
Loans receivable at fair value	1,704	1,881
Loan repurchase commitments	1,116	1,086
Other assets	-	2
Total assets	$17,633	$21,724

Liabilities and Equity
Liabilities:
Unearned premium revenue	$2,544	$2,938
Loss and loss adjustment expense reserves	688	853
Investment agreements	760	944
Medium-term notes (includes financial instruments carried at fair value of $204 and $165)	1,554	1,598
Long-term debt	1,677	1,732
Derivative liabilities	1,370	2,934
Other liabilities	439	245
Liabilities of consolidated variable interest entities:
Variable interest entity notes (includes financial instruments carried at fair value of $2,426 and $3,659)	5,385	7,124
Derivative liabilities	15	162
Total liabilities	14,432	18,530

Equity:
Preferred stock, par value $1 per share; authorized shares--10,000,000; issued and outstanding--none	-	-
Common stock, par value $1 per share; authorized shares--400,000,000; issued shares--277,804,062 and 277,405,039	278	277
Additional paid-in capital	3,113	3,076
Retained earnings	2,157	2,039
Accumulated other comprehensive income (loss), net of deferred tax of $30 and $21	(50)	56
Treasury stock, at cost--85,551,418 and 81,733,530 shares	(2,318)	(2,275)
Total shareholders' equity of MBIA Inc.	3,180	3,173
Preferred stock of subsidiary and noncontrolling interest	21	21
Total equity	3,201	3,194
Total liabilities and equity	$17,633	$21,724

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS (unaudited)
(In millions)

		Structured
	U.S. Public	Finance and
	Finance	International	Advisory
Three Months Ended September 30, 2013	Insurance	Insurance	Services		Wind-down
	(National)	(MBIA Corp.)	(Cutwater)	Corporate	Operations	Subtotal	Eliminations	Consolidated

Revenues:
Premiums earned:
Scheduled premiums earned	$48	$40	$-	$-	$-	$88	$(8)	$80
Refunding premiums earned	27	-	-	-	-	27	(3)	24
Total premiums earned	75	40	-	-	-	115	(11)	104
Net investment income	26	3	-	6	6	41	1	42
Fees and reimbursements	2	18	11	32	-	63	(58)	5
Change in fair value of insured derivatives:
Realized gains (losses) and other
settlements on insured derivatives	-	(28)	-	-	-	(28)	-	(28)
Unrealized gains (losses) on
insured derivatives	-	285	-	-	-	285	-	285
Net change in fair value of
insured derivatives	-	257	-	-	-	257	-	257
Net gains (losses) on financial instruments
at fair value and foreign exchange	-	(3)	-	43	(29)	11	(6)	5
Net gains (losses) on extinguishment
of debt	-	-	-	-	6	6	-	6
Other net realized gains (losses)	(29)	-	-	-	-	(29)	-	(29)
Revenues of consolidated VIEs:
Net investment income	-	13	-	-	(1)	12	1	13
Net gains (losses) on financial instruments
at fair value and foreign exchange	-	15	-	-	-	15	2	17
Total revenues	74	343	11	81	(18)	491	(71)	420

Expenses:
Losses and loss adjustment	35	63	-	-	-	98	-	98
Amortization of deferred acquisition costs	16	19	-	-	-	35	(26)	9
Operating	17	22	19	32	2	92	(21)	71
Interest	-	30	-	13	19	62	(3)	59
Expenses of consolidated VIEs:
Operating	-	3	-	-	15	18	(16)	2
Interest	-	10	-	-	-	10	-	10
Total expenses	68	147	19	45	36	315	(66)	249

Pre-tax income (loss)	$6	$196	$(8)	$36	$(54)	$176	$(5)	171

Provision (benefit) for income taxes								39

Net income (loss)								$132

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS (unaudited)
(In millions)

		Structured
	U.S. Public	Finance and
	Finance	International	Advisory
Three Months Ended September 30, 2012	Insurance	Insurance	Services		Wind-down
	(National)	(MBIA Corp.)	(Cutwater)	Corporate	Operations	Subtotal	Eliminations	Consolidated

Revenues:
Premiums earned:
Scheduled premiums earned	$52	$38	$-	$-	$-	$90	$(5)	$85
Refunding premiums earned	82	-	-	-	-	82	(12)	70
Total premiums earned	134	38	-	-	-	172	(17)	155
Net investment income	56	8	-	3	7	74	(24)	50
Fees and reimbursements	2	43	13	54	-	112	(92)	20
Change in fair value of insured derivatives:
Realized gains (losses) and other
settlements on insured derivatives	-	12	-	-	-	12	-	12
Unrealized gains (losses) on
insured derivatives	-	(33)	-	-	-	(33)	-	(33)
Net change in fair value of
insured derivatives	-	(21)	-	-	-	(21)	-	(21)
Net gains (losses) on financial instruments
at fair value and foreign exchange	22	14	-	11	(38)	9	(2)	7
Investment losses related to other-than-
temporary impairments:
Investment losses related to other-than-
temporary impairments	-	(3)	-	-	-	(3)	-	(3)
Other-than-temporary impairments
recognized in accumulated
other comprehensive income (loss)	-	(1)	-	(4)	-	(5)	-	(5)
Net investment losses related to
other-than-temporary impairments	-	(4)	-	(4)	-	(8)	-	(8)
Other net realized gains (losses)	-	1	-	-	-	1	-	1
Revenues of consolidated VIEs:
Net investment income	-	13	-	-	3	16	1	17
Net gains (losses) on financial instruments
at fair value and foreign exchange	-	42	-	-	-	42	2	44
Net gains (losses) on extinguishment
of debt	-	-	-	-	16	16	-	16
Total revenues	214	134	13	64	(12)	413	(132)	281

Expenses:
Losses and loss adjustment	4	167	-	-	-	171	-	171
Amortization of deferred acquisition costs	26	24	-	-	-	50	(42)	8
Operating	20	30	15	27	3	95	(23)	72
Interest	-	62	-	15	22	99	(30)	69
Expenses of consolidated VIEs:
Operating	-	5	-	-	37	42	(37)	5
Interest	-	10	-	-	3	13	-	13
Total expenses	50	298	15	42	65	470	(132)	338

Pre-tax income (loss)	$164	$(164)	$(2)	$22	$(77)	$(57)	$-	(57)

Provision (benefit) for income taxes								(64)

Net income (loss)								$7

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS (unaudited)
(In millions)

		Structured
	U.S. Public	Finance and
	Finance	International	Advisory
Nine Months Ended September 30, 2013	Insurance	Insurance	Services		Wind-down
	(National)	(MBIA Corp.)	(Cutwater)	Corporate	Operations	Subtotal	Eliminations	Consolidated

Revenues:
Premiums earned:
Scheduled premiums earned	$157	$111	$-	$-	$-	$268	$(32)	$236
Refunding premiums earned	123	-	-	-	-	123	(11)	112
Total premiums earned	280	111	-	-	-	391	(43)	348
Net investment income	110	12	-	15	18	155	(37)	118
Fees and reimbursements	5	65	33	76	-	179	(162)	17
Change in fair value of insured derivatives:
Realized gains (losses) and other
settlements on insured derivatives	-	(1,548)	-	-	-	(1,548)	-	(1,548)
Unrealized gains (losses) on
insured derivatives	-	1,562	-	-	-	1,562	-	1,562
Net change in fair value of
insured derivatives	-	14	-	-	-	14	-	14
Net gains (losses) on financial instruments
at fair value and foreign exchange	30	31	-	19	(38)	42	20	62
Net gains (losses) on extinguishment
of debt	-	-	-	-	10	10	39	49
Other net realized gains (losses)	(29)	-	-	-	-	(29)	-	(29)
Revenues of consolidated VIEs:
Net investment income	-	38	-	-	3	41	2	43
Net gains (losses) on financial instruments
at fair value and foreign exchange	-	119	-	-	4	123	5	128
Other net realized gains (losses)	-	1	-	(10)	-	(9)	10	1
Total revenues	396	391	33	100	(3)	917	(166)	751

Expenses:
Losses and loss adjustment	105	(13)	-	-	-	92	-	92
Amortization of deferred acquisition costs	59	76	-	-	-	135	(99)	36
Operating	70	83	48	133	6	340	(60)	280
Interest	-	129	-	36	60	225	(46)	179
Expenses of consolidated VIEs:
Operating	-	10	-	-	26	36	(28)	8
Interest	-	30	-	-	4	34	-	34
Total expenses	234	315	48	169	96	862	(233)	629

Pre-tax income (loss)	$162	$76	$(15)	$(69)	$(99)	$55	$67	122

Provision (benefit) for income taxes								4

Net income (loss)								$118

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS (unaudited)
(In millions)

	U.S. Public	Structured Finance and
	Finance	International	Advisory
Nine Months Ended September 30, 2012	Insurance	Insurance	Services		Wind-down
	(National)	(MBIA Corp.)	(Cutwater)	Corporate	Operations	Subtotal	Eliminations	Consolidated

Revenues:
Premiums earned:
Scheduled premiums earned	$168	$143	$-	$-	$-	$311	$(20)	$291
Refunding premiums earned	202	-	-	-	-	202	(29)	173
Total premiums earned	370	143	-	-	-	513	(49)	464
Net investment income	167	22	-	10	37	236	(64)	172
Fees and reimbursements	5	109	42	133	-	289	(242)	47
Change in fair value of insured derivatives:
Realized gains (losses) and other
settlements on insured derivatives	-	(420)	-	-	-	(420)	-	(420)
Unrealized gains (losses) on
insured derivatives	-	1,473	-	-	-	1,473	-	1,473
Net change in fair value of
insured derivatives	-	1,053	-	-	-	1,053	-	1,053
Net gains (losses) on financial instruments
at fair value and foreign exchange	43	18	-	19	(170)	(90)	72	(18)
Investment losses related to other-than-
temporary impairments:
Investment losses related to other-than-
temporary impairments	-	(6)	-	-	(52)	(58)	-	(58)
Other-than-temporary impairments
recognized in accumulated
other comprehensive income (loss)	-	(39)	-	(4)	(4)	(47)	-	(47)
Net investment losses related to
other-than-temporary impairments	-	(45)	-	(4)	(56)	(105)	-	(105)
Other net realized gains (losses)	-	1	-	5	1	7	-	7
Revenues of consolidated VIEs:
Net investment income	-	40	-	-	8	48	3	51
Net gains (losses) on financial instruments
at fair value and foreign exchange	-	(25)	-	-	-	(25)	8	(17)
Net gains (losses) on extinguishment
of debt	-	-	-	-	49	49	-	49
Total revenues	585	1,316	42	163	(131)	1,975	(272)	1,703

Expenses:
Losses and loss adjustment	15	315	-	-	-	330	-	330
Amortization of deferred acquisition costs	75	81	-	-	-	156	(120)	36
Operating	128	115	48	79	12	382	(75)	307
Interest	-	175	-	43	79	297	(83)	214
Expenses of consolidated VIEs:
Operating	-	16	-	-	72	88	(74)	14
Interest	-	32	-	-	11	43	-	43
Total expenses	218	734	48	122	174	1,296	(352)	944

Pre-tax income (loss)	$367	$582	$(6)	$41	$(305)	$679	$80	759

Provision (benefit) for income taxes								161

Net income (loss)								$598

MBIA INC. AND SUBSIDIARIES
ADJUSTED PRE-TAX INCOME (LOSS) RECONCILIATION(1)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Adjusted pre-tax income (loss)	$(188)	$(118)	$(368)	$(818)
Additions to adjusted pre-tax income (loss):
Impact of consolidating certain VIEs	20	29	18	62
Mark-to-market gains (losses) on insured credit derivatives	285	(33)	1,562	1,473
Subtractions from adjusted pre-tax income (loss):
Impairments on insured credit derivatives	(54)	(65)	1,090	(42)
Pre-tax income (loss)	$171	$(57)	$122	$759

STRUCTURED FINANCE & INTERNATIONAL INSURANCE (MBIA CORP.)
ADJUSTED PRE-TAX INCOME (LOSS) RECONCILIATION(1)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Adjusted pre-tax income (loss)	$(167)	$(224)	$(357)	$(970)
Additions to adjusted pre-tax income (loss):
Impact of consolidating certain VIEs	24	28	(39)	37
Mark-to-market gains (losses) on insured credit derivatives	285	(33)	1,562	1,473
Subtractions from adjusted pre-tax income (loss):
Impairments on insured credit derivatives	(54)	(65)	1,090	(42)
Pre-tax income (loss)	$196	$(164)	$76	$582

(1) A non-GAAP measure; please see Explanation of Non-GAAP Financial Measures.

MBIA INC. AND SUBSIDIARIES

Components of Adjusted Book Value per Share:
	As of September 30, 2013
		Structured
	U.S. Public	Finance and
	Finance	International	Advisory
	Insurance	Insurance	Services		Wind-down
	(National)	(MBIA Corp.)	(Cutwater)	Corporate	Operations	Consolidated
Book Value per Share	$20.81	$2.86	$0.12	$(3.46)	$(3.79)	$16.54

Adjustments for items included in book value per share (after-tax):

Cumulative net loss from consolidating certain VIEs (1)	-	0.59	-	-	-	0.59

Cumulative unrealized loss on insured credit derivatives	-	4.59	-	-	-	4.59

Net unrealized (gains) losses included in other comprehensive income	0.18	(0.12)	-	0.08	(0.02)	0.12

Adjustments for items not included in book value per share (after-tax):

Net unearned premium revenue (2)(3)	4.40	3.66	-	-	-	8.06

Cumulative impairments on insured credit derivatives (2)	-	(1.22)	-	-	-	(1.22)

Adjusted Book Value per Share (4)	$25.39	$10.36	$0.12	$(3.38)	$(3.81)	$28.68

	As of December 31, 2012

		Structured
	U.S. Public	Finance and
	Finance	International	Advisory
	Insurance	Insurance	Services		Wind-down
	(National)	(MBIA Corp.)	(Cutwater)	Corporate	Operations	Consolidated
Reported Book Value per Share	$20.33	$2.39	$0.12	$(3.10)	$(3.52)	$16.22

Adjustments for items included in book value per share (after-tax):

Cumulative net loss from consolidating certain VIEs (1)	-	0.59	-	-	-	0.59

Cumulative unrealized loss on insured credit derivatives	-	9.70	-	-	-	9.70

Net unrealized (gains) losses included in other comprehensive income	(0.35)	(0.39)	-	0.18	0.09	(0.47)

Adjustments for items not included in book value per share (after-tax):

Net unearned premium revenue (2)(3)	5.07	4.42	-	-	-	9.49

Cumulative impairments on insured credit derivatives (2)	-	(4.85)	-	-	-	(4.85)

Adjusted Book Value per Share (4)	$25.05	$11.86	$0.12	$(2.92)	$(3.43)	$30.68

(1)	Represents the impact on consolidated total equity of VIEs that are not considered a business enterprise of the Company.
(2)	The discount rate on financial guarantee installment premiums was the risk-free rate as defined by the accounting principles for financial guarantee insurance contracts and the discount rate on insured derivative installment revenue and impairments was 5.0%.
(3)	The amounts consist of installment and upfront financial guarantee premiums, insured derivative revenue and deferred commitment/structuring fees, net of deferred acquisition costs.
(4)	A non-GAAP measure; please see Explanation of Non-GAAP Financial Measures.

Net Income (Loss) per Common Share:
		Three Months Ended			Nine Months Ended
		September 30,			September 30,
		2013	2012		2013	2012
	Basic	$0.68	$0.04		$0.61	$3.09
	Diluted	$0.67	$0.04		$0.60	$3.07

Weighted Average Number of Common Shares Outstanding:

	Basic	192,711,608	193,879,994		193,440,078	193,760,654
	Diluted	196,746,771	194,977,642		197,762,488	194,835,537

INSURANCE OPERATIONS

Selected Financial Data Computed on a Statutory Basis
(Dollars in millions)

National Public Finance Guarantee Corporation

	September 30, 2013	December 31, 2012
Policyholders’ surplus	$2,162	$1,999
Contingency reserves	1,203	1,249
Statutory capital	3,365	3,248

Unearned premium reserve	1,772	2,041
Present value of installment premiums (1)	207	217
Premium resources (2)	1,979	2,258

Net loss and loss adjustment expense reserves (1)	(81)	(109)
Salvage reserves	185	262
Gross loss and loss adjustment expense reserves	104	153
Total claims-paying resources	$5,448	$5,659

Net debt service outstanding	$449,896	$519,458

Capital ratio (3)	134:1	160:1

Claims-paying ratio (4)	95:1	107:1

MBIA Insurance Corporation
	September 30, 2013	December 31, 2012
Policyholders’ surplus	$612	$965
Contingency reserves	428	493
Statutory capital	1,040	1,458

Unearned premium reserve	551	600
Present value of installment premiums (5)	841	1,035
Premium resources (2)	1,392	1,635

Net loss and loss adjustment expense reserves (5)	(843)	(2,448)
Salvage reserves (6)	1,941	4,628
Gross loss and loss adjustment expense reserves	1,098	2,180
Total claims-paying resources	$3,530	$5,273

Net debt service outstanding	$110,662	$145,763

Capital ratio (3)	106:1	100:1

Claims-paying ratio (4)	36:1	31:1
(1)	At September 30, 2013 and December 31, 2012 the discount rate was 4.54%.
(2)	The amounts consist of financial guarantee premiums and insured derivative premiums.
(3)	Net debt service outstanding divided by statutory capital.
(4)

Net debt service outstanding divided by the sum of statutory capital, unearned premium reserve (after-tax), present value of installment premiums (after-tax), net loss and loss adjustment expense reserves and salvage reserves.

(5)	At September 30, 2013 and December 31, 2012 the discount rate was 5.72%.
(6)	The amount primarily consists of expected recoveries related to the Company’s put-back claims of ineligible mortgage loans.

CONTACT:
MBIA Inc.
Media
Kevin Brown, +1-914-765-3648
or
MBIA Inc.
Investor Relations:
Greg Diamond, +1-914-765-3190